Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-270264, 333-263354, 333-254444, 333-237348, 333-230997) on Form S-8 and registration statement (No.333-252035) on Form-S-3 of our report dated March 1, 2024, with respect to the consolidated financial statements of Zoom Video Communications, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
March 1, 2024